As filed with the Securities and Exchange Commission on June 13, 2008

Registration No. 333-151400

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT No. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Anthracite Capital, Inc.

(Exact name of Registrant as specified in its charter)

Maryland

13-3978906

(I.R.S. Employer Identification No.)

40 East 52nd St.

New York, New York 10022

(212) 521-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard M. Shea

President Chief Operating Officer

Anthracite Capital, Inc.

40 East 52nd St.

New York, New York 10022

(212) 810-3333

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Matthew J. Mallow, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Telephone: (212) 735-3000

Facsimile: (212) 735-2000

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement as determined by the registrant

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses payable by the registrant in connection with the registration and sale of the securities being registered hereby. All of such fees and expenses, except the SEC registration fee are estimated.

SEC Registration Fee	$19,650
Trustee Fees	$10,000
Accounting Fees and Expenses	$25,000
Legal Fees and Expenses	$95,000
Printing Expenses	$25,000
Miscellaneous	$10,000

TOTAL	$184,650

Item 15.    Indemnification of directors and Officers

As permitted by the Maryland General Corporation Law (“MGCL”), the registrant’s Charter obligates it to indemnify (i) its present and former directors and officers and to pay or reimburse reasonable expenses for such persons in advance of the final disposition of a proceeding to the maximum extent permitted from time to time by Maryland law and (ii) other employees and agents to the extent authorized by the registrant’s board of directors or the registrant’s Bylaws and as permitted by law. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to such proceeding and (i) was committed in bad faith, or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The registrant’s Bylaws implement the provisions relating to indemnification contained in its Charter. The MCGL permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that (i) the person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The registrant’s Charter contains a provision providing for elimination of the liability of its directors or officers to it or its stockholders for money damages to the maximum extent permitted by Maryland law from time to time. The registrant will maintain for the benefit of its officers and directors, officers’ and directors’ insurance.

Item 16.    Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement for common stock, preferred stock, warrants or debt securities to be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated by reference herein

4.1	Form of share certificate for common stock (incorporated by reference herein to Exhibit 4.1 to the Registrant’s registration statement on Form S-3, filed with the SEC on March 27, 2008)

4.2*	Indenture

4.3	Articles Supplementary with respect to any preferred stock issued hereunder to be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated by reference herein

4.4	Form of preferred stock certificate to be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated by reference herein

4.5	Warrant agreement to be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated by reference herein

4.6	Form of warrant certificate to be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated by reference herein

5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

5.2*	Opinion of Miles & Stockbridge P.C.

12.1*	Statement regarding Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

23.1*	Consent of Skadden, Arps, Slate, Meager & Flom LLP (included in opinion filed as Exhibit 5.1)

23.2*	Consent of Miles & Stockbridge P.C (included in opinion filed as Exhibit 5.2)

23.3*	Consent of Deloitte & Touche LLP

23.4*	Consent of PricewaterhouseCoopers LLP

24.1*	Powers of Attorney

25.1*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Bank of New York under the Indenture

*	Previously Filed

Item 17.    Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for purposes of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on June 13, 2008.

ANTHRACITE CAPITAL, INC.

By:	/s/ Richard M. Shea
Name: Richard M. Shea Title: President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of dates indicated below.

Signatures	Title	Date

/s/ Christopher A. Milner Christopher A. Milner	Chief Executive Officer and Director (Principal Executive Officer)	June 13, 2008

/s/ James J. Lillis James J. Lillis	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 13, 2008

* Carl F. Geuther	Chairman of the Board	June 13, 2008

* Scott M. Amero	Director	June 13, 2008

* Hugh R. Frater	Director	June 13, 2008

* Walter E. Gregg Jr.	Director	June 13, 2008

* Jeffrey C. Keil	Director	June 13, 2008

* John B. Levy	Director	June 13, 2008

* Deborah J. Lucas	Director	June 13, 2008

* Andrew P. Rifkin	Director	June 13, 2008

Richard M. Shea, by signing his name below, signs this document on behalf of each of the above named persons specified by an asterisk (*), pursuant to a power of attorney duly executed by such persons and filed herewith.

* By: /s/ Richard M. Shea

          (1) Richard M. Shea

          Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement for common stock, preferred stock, warrants or debt securities to be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated by reference herein

4.1	Form of share certificate for common stock (incorporated by reference herein to Exhibit 4.1 to the Registrant’s registration statement on Form S-3, filed with the SEC on March 27, 2008)

4.2*	Indenture

4.3	Articles Supplementary with respect to any preferred stock issued hereunder to be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated by reference herein

4.4	Form of preferred stock certificate to be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated by reference herein

4.5	Warrant agreement to be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated by reference herein

4.6	Form of warrant certificate to be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated by reference herein

5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

5.2*	Opinion of Miles & Stockbridge P.C.

12.1*	Statement regarding Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

23.1*	Consent of Skadden, Arps, Slate, Meager & Flom LLP (included in opinion filed as Exhibit 5.1)

23.2*	Consent of Miles & Stockbridge P.C. (included in opinion filed as Exhibit 5.2)

23.3*	Consent of Deloitte & Touche LLP

23.4*	Consent of PricewaterhouseCoopers LLP

24.1*	Powers of Attorney

25.1*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Bank of New York under the Indenture

*	Previously Filed